UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: May 3, 2004

Commission File Number 1-4034

DAVITA INC.

601 Hawaii Street

El Segundo, CA 90245

Telephone number: (310) 536-2400

Delaware	51-0354549
(State of incorporation)	(IRS Employer Identification No.)

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
99.1	Press Release, dated May 3, 2004, announcing the registrant’s financial results for the first quarter ended March 31, 2004.

Item 12.	Disclosure of Results of Operations and Financial Condition

On May 3, 2004, DaVita Inc. issued a press release announcing its financial results for the first quarter ended March 31, 2004. A copy of the press release is furnished as Exhibit 99.1 to this report.

The attached press release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. To supplement our consolidated financial results presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, for all periods presented, we have used non-GAAP measures of (a) net earnings excluding refinancing charges and Medicare lab recoveries, (b) operating income excluding Medicare lab recoveries, and excluding depreciation, amortization, minority interest, (c) operating cash flows and free cash flows excluding Medicare lab recoveries collected in the period, (d) free cash flow, and (e) revenue excluding Medicare lab recoveries. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. In addition, because we have historically reported certain non-GAAP financial measures in our financial results that exclude certain non-recurring expenses and Medicare lab recoveries for prior years’ services, we believe the inclusion of these non-GAAP financial measures provides consistency and comparability in our financial reporting to prior periods for which these non-GAAP financial measures were previously reported. These non-GAAP financial measures should not be considered or used as a substitute for or superior to GAAP financial measures. Reconciliations of the non-GAAP financial measures to the most comparable GAAP financial measures are included in the attached press release.

The attached press release also contains forward-looking statements relating to our performance for 2004. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. A more thorough discussion of certain factors which may affect our operating results are included under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and will also be included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, which is currently being filed on or around the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: May 3, 2004	/s/ PATRICK A. BRODERICK

Patrick A. Broderick Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated May 3, 2004, announcing the registrant’s financial results for the first quarter ended March 31, 2004.